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PDI, Inc. Appoints Molecular Diagnostics Leader to Board of Directors

PARSIPPANY, N.J., October30, 2013 - PDI, Inc. (Nasdaq: PDII) today announced that it has appointed molecular diagnostics industry veteran John M. Climaco, J.D., to its board of directors, bringing the board to seven members.

“As we continue to execute on our strategic vision of solidifying a position in the molecular diagnostics space, we welcome John’s unparalleled business expertise in this market,” said Nancy Lurker, chief executive officer of PDI, Inc.“ John’s role will be invaluable to the board as we continue to expand our footprint in this arena.”

Mr. Climaco co-founded Axial Biotech, Inc.,a venture-backed molecular diagnostics company specializing in spine disorders, in 2003, and served as the president, chief executive officer and board member until 2012. Under Mr. Climaco's leadership, the company partnered with companies including Medtronic, Johnson & Johnson and Smith & Nephew to successfully develop and commercialize ScoliScoreTM, the first molecular prognostic test in the orthopedic industry. Among other accolades, Orthopaedics This Week magazine recognized ScoliScore as the Best New Diagnostics Technology for Spine Care 2010, and the Utah Technology Council named ScoliScore as the 2009 Utah Innovation Award winner in biotechnology. In addition, ScoliScore and its benefits to patients have been featured in the New York Times, Chicago Tribune and on MSNBC, CNBC and many other media outlets.

Mr. Climaco currently serves as a director on the boards of DigiRad Corporation (Nasdaq: DRAD) and Perma-Fix Environmental Services, Inc. (Nasdaq: PESI). Previously, he practiced corporate and tax law for six years with Fabian & Clendenin in Salt Lake City. Earlier, he held the role of director of programming for Quokka Sports, a venture-backed online media company that went public in 1999. While with Quokka, Mr. Climaco helped to create and manage partnerships with Intel, Microsoft WebTV, NBC Sports and National Geographic. Mr. Climaco holds a Bachelor of Arts in philosophy, cum laude, from Middlebury College and a Juris Doctorate from the University of California, Hastings College of Law.

"I'm honored to join PDI's board at such a pivotal time in the company's evolution," said John Climaco. "I look forward to bringing my industry experience and operational perspective to help maximize the unique opportunities that PDI has both envisioned and begun to execute."

About PDI, Inc.
PDI is a leading health care commercialization company providing superior insight-driven, integrated multi-channel message delivery to established and emerging health care companies. The company is dedicated to enhancing engagement with health care practitioners and optimizing commercial investments for its clients by providing strategic flexibility, full product commercialization services, innovative multi-channel promotional solutions, and sales and marketing expertise.

Through its Interpace Diagnostics subsidiary, PDI will commercialize CardioPredictTM, a molecular test panel shown to be important for predicting how individual patients may respond to cardiovascular drugs such as anticoagulants (blood thinners), statins (cholesterol-lowering drugs), antiarrhythmics and beta-blockers.The company is also working to develop and commercialize additional molecular diagnostic tests. For more information, please visit the company's website at http://www.pdi-inc.com.

Forward-Looking Statements
This press release contains forward-looking statements regarding future events and financial performance. These statements are based on current expectations and assumptions involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond PDI's control. These statements also involve known and unknown risks, uncertainties and other factors that may cause PDI's actual results to be materially different from those expressed or implied by any forward-looking statement. For example, with respect to statements regarding projections of future revenues, growth and profitability, estimated gross profit and anticipated internal rate of return on investments actual results may differ materially from those set forth in this release based on the loss, early termination or significant reduction of any of our existing service contracts, the failure to meet performance goals in PDI's incentive-based arrangements with customers, the inability to secure additional business or our inability to develop more predictable, higher margin business through in-licensing or other means. Additionally, all forward-looking statements are subject to the risk factors detailed from time to time in PDI's periodic filings with the Securities and Exchange Commission, including without limitation, PDI's previously filed Annual Report on Form 10-K for the year ended December 31, 2012 and current reports on Forms 10-Q and Forms 8-K. Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, PDI undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

ScoliScore is a trademark of Axial Biotech, Inc.
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